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                                 EXHIBIT 23.3


             CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP



We hereby consent to the use of our report dated March 25, 1996 relating to the financial statements of Middle Georgia Bank as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 included in this Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts" in the Prospectus.




                                  /s/ MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP
                                  ----------------------------------------------
                                  McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP
                                  Macon, Georgia


September 25, 1996